                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2) )
[x  ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14(a)-11(c) or Section
         240.14a-12
                               Movado Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.
         1)   Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)   Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5)   Total fee paid:

         -----------------------------------------------------------------------

[   ]    Fee paid previously with  preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         -----------------------------------------------------------------------
         2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         3)   Filing Party:

         -----------------------------------------------------------------------
         4)   Date Filed:

         -----------------------------------------------------------------------

MOVADO GROUP, INC.
650 From Road
Paramus, New Jersey 07652

May 22, 2003

Dear Fellow Shareholder:

         You are cordially invited to attend the 2003 Annual Meeting of the shareholders of Movado Group, Inc. to be held on Wednesday, June 18, 2003 at 10:00 a.m., Eastern Daylight Time, at the Company's executive offices in Paramus, New Jersey. The official Notice of Meeting, Proxy Statement and form of proxy are enclosed with this letter. The matters listed in the Notice of Meeting are described in the enclosed Proxy Statement.

         We hope you will be able to attend the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business.

         Whether or not you plan to attend, the vote of every shareholder is important and your cooperation in completing, signing and returning your proxy promptly will be appreciated.

         We hope to see you at the Annual Meeting.

Sincerely,

Gedalio Grinberg                           Efraim Grinberg
Chairman of the Board of Directors         President and Chief Executive Officer

--------------------------------------------------------------------------------

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN
          AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                               MOVADO GROUP, INC.
                                  650 FROM ROAD
                            PARAMUS, NEW JERSEY 07652

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 18, 2003

Notice is hereby given that the Annual Meeting of Shareholders of Movado Group, Inc. will be held on Wednesday, June 18, 2003 at 10:00 a.m., Eastern Daylight Time, at the Company's executive offices located at 650 From Road, Paramus, New Jersey for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting and until their successors are elected and qualified; and

         2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 31, 2004; and

         3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Holders of the Company's Common Stock and Class A Common Stock of record at the close of business on May 9, 2003 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponements or adjournments thereof.

Dated:  May 22, 2002                          By order of The Board of Directors

                                              Timothy F. Michno
                                              Secretary and General Counsel

                               MOVADO GROUP, INC.
                                  650 FROM ROAD
                                PARAMUS, NJ 07652

                                 PROXY STATEMENT

                     INFORMATION CONCERNING THE SOLICITATION

         This proxy statement and the accompanying proxy are being furnished to the shareholders of Movado Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used for voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, June 18, 2003 at 10:00 a.m., Eastern Daylight Time, at the Company's executive offices located at 650 From Road, Paramus, New Jersey and at any adjournments thereof. It is expected that this proxy statement and the form of proxy will first be sent to shareholders on or about May 23, 2003.

         At the Annual Meeting, the holders of the Company's Common Stock and Class A Common Stock (together the "Capital Stock") will be asked to consider and vote upon the following proposals:

         1. To elect seven directors to serve until the next annual meeting and until their successors are elected and qualified;

         2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 31, 2004; and

         3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy will have the power to vote all proxies received, and not theretofore revoked, in accordance with the recommendations of the Board of Directors. If the enclosed proxy is properly executed, returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR the nominees for Directors identified below; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2004.

         Abstentions will be treated as present for purposes of determining a quorum for the Annual Meeting. Proxies returned by brokers as "non-votes" will not be treated as present for purposes of determining the presence of a quorum.

         Any shareholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

         The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

                          OUTSTANDING VOTING SECURITIES

         The Board of Directors has fixed the close of business on May 9, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of record of the Capital Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date there were 8,527,733 shares of Common Stock outstanding and 3,400,906 shares of Class A Common Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of Class A Common Stock is entitled to 10 votes. The holders of a majority in voting power of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. The approval of the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2004 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

                                SECURITY OWNERSHIP
                              OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Class A Common Stock and the Common Stock as of the Record Date (except as otherwise noted in footnotes 3, 4, 6, 7 and 15) by (i) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Class A Common Stock or of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer (as hereinafter defined) and (iv) all executive officers and directors as a group. Unless otherwise noted, all shares are beneficially owned by the persons indicated.

                                                                         PERCENT OF OUTSTANDING
                                                                         SHARES OF CAPITAL STOCK
                                                                         -----------------------
                                             SHARES OF
                                              CLASS A        SHARES OF
                                              COMMON          COMMON                                    PERCENT OF
                                              STOCK           STOCK       CLASS A                         TOTAL
                                           BENEFICIALLY    BENEFICIALLY   COMMON           COMMON         VOTING
        NAME OF BENEFICIAL OWNER              OWNED           OWNED        STOCK           STOCK         POWER (1)
------------------------------------------------------------------------------------------------------------------
Margaret Hayes Adame (2).................             -         6,875          -                *             *
David L. Babson & Co. Inc. (3)...........             -       947,325          -            11.1%           2.2%
Bricoleur Capital Management LLC (4).....             -       639,520          -             7.5%           1.5%
Richard J. Cote (5)......................             -       428,858          -             5.0%           1.0%
Dimensional Fund Advisors Inc. (6).......             -       749,912          -             8.8%           1.8%
FMR Corp. (7)............................             -       975,900          -            11.4%           2.3%
Alexander Grinberg (8)...................     1,506,337        26,801       44.3%              *           35.5%
Efraim Grinberg (9)......................       845,110       632,995       24.8%            7.4%          21.4%
Gedalio Grinberg (10)....................     2,076,035        70,722       61.0%              *           49.0%
Alan H. Howard (2).......................             -         5,937          -               *              *
Eugene J. Karpovich (11).................             -        14,571          -               *              *
Timothy F. Michno (12)...................             -        13,797          -               *              *
Donald Oresman (2).......................         1,960         5,000          *               *              *
Miriam Phalen (13).......................     1,515,551             -       44.6%              -           35.6%
Leonard L. Silverstein (2) (14)..........       456,470        51,323      13.4.%              *           10.9%
Thomson Horstman & Bryant, Inc. (15)....              -       530,086          -             6.2%           1.2%
All  executive  officers and directors as
a group (10) persons) (16)...............     2,923,105     1,175,432       86.0%           13.8%          71.5%

-----------------
*        DENOTES LESS THAN ONE PERCENT

The address for Messrs. Cote, A. Grinberg, G. Grinberg. E. Grinberg, Howard, Karpovich, Michno, Oresman and Silverstein and Ms. Hayes-Adame and Ms. Phalen is c/o Movado Group, Inc., 650 From Road, Paramus, New Jersey 07652.

(1) In calculating the percent of total voting power, the voting power of shares of Common Stock (one vote per share) and Class A Common Stock (10 votes per share) has been aggregated.

(2) The total shares of Common Stock reported as beneficially owned by each of Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein includes 5,000 shares each has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(3) In a filing on Schedule 13G dated February 5, 2003 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), David L. Babson & Co. Inc. ("Babson") reported beneficial ownership of 947,325 shares of Common Stock as to which it reported having sole dispositive power; shared voting power as to 236,700 shares and sole voting power as to 710,625 shares. Babson also reported that all of the shares of Common Stock that it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of Babson is One Memorial Drive, Cambridge, MA 02142.

(4) In a filing on Schedule 13G dated February 12, 2003 under the Exchange Act, Bricoleur Capital Management LLC ("Bricoleur") reported beneficial ownership of 639,520 shares of Common Stock, as to which it has shared voting and shared dispositive power. Bricoleur also reported that all of the shares of Common Stock that it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of Bricoleur is 12230 El Camino Real, Suite 100, San Diego, CA 92130.

(5) The total shares of Common Stock reported as beneficially owned by Mr. Cote includes 298,000 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan and 1,100 shares held by a trust for the benefit of his children as to which shares Mr. Cote has shared dispositive power with his spouse who is the trustee with sole voting power.

(6) On February 3, 2003 in a filing on Schedule 13G under the Exchange Act, Dimensional Fund Advisors, Inc. ("DFA") reported beneficial ownership as of December 31, 2002 of 749,912 shares of Common Stock as to all of which it has sole voting and investment power. DFA also reported that all of the shares of Common Stock that it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(7) FMR Corp., together with its wholly owned subsidiary, Fidelity Management and Research Company ("Fidelity"), and Edward C. Johnson 3d and Abigail P. Johnson in their capacity as a controlling group of FMR Corp., in a joint filing on Schedule 13G dated February 14, 2003, under the Exchange Act, each reported beneficial ownership as of December 31, 2002 of 975,900 shares of Common Stock as to which each such reporting person reported having sole dispositive power and no voting power. Each such reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of each such reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) The total number of shares of Class A Common Stock beneficially owned by Mr. A. Grinberg includes 1,337,895 shares owned by Grinberg Partners L.P., a Delaware limited partnership, of which Mr. A. Grinberg is a limited partner, and 34,132 shares owned by trusts for the benefit of Mr. A. Grinberg's niece and nephew, of which trusts he is a co-trustee with Mr. Mark Fishman. Mr. A. Grinberg has shared voting and investment power with Grinberg Partners L.P., Grinberg Group Partners, a Delaware general partnership (general partner of Grinberg Partners L.P.) and Miriam Phalen over the 1,337,895 shares owned by Grinberg Partners L.P., and shared voting and investment power with Mr. Fishman over the 34,132 shares owned by the trusts. The Common Stock owned by Mr. A. Grinberg represents the number of shares he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(9) The total number of shares of Class A Common Stock beneficially owned by Mr. Efraim Grinberg includes an aggregate of 281,653 shares held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is sole trustee. As sole trustee, Mr. E. Grinberg has sole investment and voting power with respect to the shares held by such trusts. In addition, the amount of shares of Class A Common Stock reported for Mr. E. Grinberg includes an aggregate of 431,470 shares of Class A Common Stock held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is co-trustee with Mr. Leonard L. Silverstein. As a co-trustee, Mr. E. Grinberg has shared investment and voting power with Mr. Silverstein with respect to the shares of Class A Common Stock held by such trusts. The total number of shares of Common Stock owned by Mr. E. Grinberg includes 35,608 shares of Common Stock held under the Company's Employee Savings and Investment Plan ("401(k) Plan"), the trustees of which are Messrs. Gedalio Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares and 24,489 shares of Common Stock held under the Company's Stock Bonus Plan, for which Mr. E. Grinberg is a co-trustee and as to which shares he has shared investment and voting power. Mr. E. Grinberg disclaims beneficial ownership as to the 477,109 shares of Class A Common Stock held by the trusts for the benefit of his siblings of which he is trustee or co-trustee; the 35,608 shares of Common Stock held under the Company's 401(k) Plan and the 24,489 shares of Common Stock held under the Company's Stock Bonus Plan except to the extent of his pecuniary interest in the 35,608 shares held under the Company's 401(k) Plan. The total number of shares of Common Stock owned by Mr. E. Grinberg also includes 544,168 shares of Common Stock which he has the right to acquire by the exercise of options under the Company's 1996 Incentive Stock Plan.

(10) The total number of shares of Class A Common Stock beneficially owned by Mr. G. Grinberg includes 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation, a non-profit corporation of which Mr. G. Grinberg, Sonia Grinberg and Leonard L. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. Also included in the total number of shares of Class A Common Stock beneficially owned by Mr. G. Grinberg are 1,337,895 shares owned by Grinberg Partners L.P., a Delaware limited partnership, of which Grinberg Group Partners, a Delaware general partnership ("GGP"), is the general partner. As the managing partner of GGP, Mr. G. Grinberg has shared power to direct the voting and disposition of the shares owned by Grinberg Partners L.P. The total number of shares of Common Stock beneficially owned by Mr. G. Grinberg includes 35,608 shares of Common Stock held under the Company's 401(k) Plan, the trustees for which are Messrs. G. Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares and 24,489 shares of Common Stock held under the Company's Stock Bonus Plan, for which Mr. G. Grinberg is a co-trustee and as to which shares he has shared investment and voting power. Mr.
         G. Grinberg disclaims beneficial ownership as to the 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation; the 35,608 shares of Common Stock held under the Company's 401(k) Plan and the 24,489 shares of Common Stock held under the Company's Stock Bonus Plan except to the extent of his pecuniary interest in the 35,608 shares held under the Company's 401(k) Plan.

(11) The total number of shares of Common Stock reported as beneficially owned by Mr. Karpovich includes 14,033 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(12) The total number of shares of Common Stock reported as beneficially owned by Mr. Michno includes 13,788 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(13) The total number of shares of Class A Common Stock beneficially owned by Ms. Miriam Phalen includes 1,337,895 shares owned by Grinberg Partners L.P., a Delaware limited partnership of which Ms. Phalen is a limited partner, and 34,139 shares owned by trusts for the benefit of Ms. Phalen's children, of which trusts Ms. Phalen is the sole trustee. Ms. Phalen has shared voting power with Grinberg Partners L.P., Grinberg Group Partners, a Delaware general partnership (general partner of Grinberg Partners L.P.) and Alexander Grinberg over the 1,337,895 shares owned by Grinberg Partners L.P., and sole voting and investment power over the 34,139 shares owned by the trusts.

(14) The total number of shares of Class A Common Stock beneficially owned by Mr. Leonard L. Silverstein includes an aggregate of 431,470 shares of Class A Common Stock held by several trusts for the benefit of Mr.
         G. Grinberg's three children, of which trusts Mr. Silverstein is co-trustee with Mr. E. Grinberg, with whom he has shared investment and voting power as to the shares held by such trusts. The total number of shares of Class A Common Stock reported for Mr. Silverstein also includes 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation, of which Mr. G. Grinberg, his wife and Mr. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. The total number of shares of Common Stock beneficially owned by Mr. Silverstein includes 5,000 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan and 2,000 shares owned by the Leonard and Elaine Silverstein Family Foundation of which Mr. Silverstein and his wife are the directors and officers and as to which shares they have shared investment and voting power. The remaining number of shares of Common Stock beneficially owned by Mr. Silverstein are held by a trust of which Mr. Silverstein is trustee and as to which shares he has sole investment and voting power. Mr. Silverstein disclaims beneficial ownership of the shares of Class A Common Stock held by the trusts of which he is co-trustee with E. Grinberg, by The Grinberg Family Foundation and by The Leonard and Elaine Silverstein Family Foundation.

(15) On January 8, 2003 in a filing on Schedule 13G under the Exchange Act, Thomson, Horstmann & Bryant, Inc. with an address at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, reported beneficial ownership of 530,086 shares of Common Stock on December 31, 2002 as to all of which it reported having sole dispositive power, and sole voting power over 246,987 shares. The reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect.

(16) Excludes double counting of shares deemed to be beneficially owned by more than one person. Unless otherwise indicated, the individuals named have sole investment and voting power.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Directors hold office until the next annual meeting of shareholders and until the election and qualification of their successors. The Company's By-laws provide that the number of Directors constituting the Board may be changed by action of the Board of Directors, so long as the number is not less than three. The Board currently consists of seven directors. All of the nominees are members of the present Board of Directors. If any nominee for election to the Board of Directors of the Company should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board of Directors or the number of Directors constituting the Board may be reduced in accordance with the Company's By-Laws. Directors shall be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. Abstentions and broker "non-votes" shall not be counted for purposes of the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES LISTED BELOW. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

         The following table lists information with respect to the nominees for election as Directors of the Company.

         NAME                       AGE                    POSITION
         ----                       ---                    --------
Margaret Hayes Adame                63        Director

Richard J. Cote                     48        Executive Vice President and Chief
                                              Operating Officer; Director

Efraim Grinberg                     45        President and Chief Executive Officer;
                                              Director

Gedalio Grinberg                    71        Chairman of the Board of Directors

Alan H. Howard                      43        Director

Donald Oresman                      77        Director

Leonard L. Silverstein              81        Director

         There are no family relationships between any of the Company's directors with the exception of Efraim Grinberg, who is the son of Gedalio Grinberg. There are no arrangements between any director and any other person pursuant to which any of them was elected a director.

         Ms. Hayes Adame was elected to the Board of Directors of the Company in September 1993. Ms. Hayes Adame is the President of the Fashion Group International, Inc. which she joined in March 1993. From 1981 to

March 1993, Ms. Hayes Adame was a senior vice president and general merchandise manager at Saks Fifth Avenue. She is also a member of the board of directors of International Flavors & Fragrances, Inc.

         Mr. Cote joined the Company in January 2000 as Executive Vice President
- Finance and Administration. On May 15, 2001 Mr. Cote's title was changed to Executive Vice President - Chief Operating Officer. Prior to joining the Company, Mr. Cote worked for Colgate-Palmolive, where, from 1998 to 2000 he was Vice President and Chief Financial Officer for U.S. operations, and from 1993 to 1998, he was Vice President and Chief Financial Officer for Asia/Pacific operations.

         Mr. E. Grinberg joined the Company in June 1980 and served as the Company's Vice President of Marketing from February 1985 until July 1986, at which time he was elected to the position of Senior Vice President of Marketing. In 1988, Mr. E. Grinberg was elected to the Board of Directors of the Company. From June 1990 to October 1995, Mr. E. Grinberg served as the Company's President and Chief Operating Officer and since October 1995 served as the Company's President. On May 15, 2001 Mr. E. Grinberg was elected to the position of President and Chief Executive Officer. Mr. E. Grinberg also serves on the Board of Directors of Lincoln Center for the Performing Arts, Inc., the American Watch Association and the Jeweler's Security Alliance.

         Mr. G. Grinberg founded the Company in 1961 and is the Chairman of the Board of Directors. Mr. G. Grinberg served as the Company's Chief Executive Officer until May 15, 2001. He also serves on the Board of Trustees of the American Ballet Theater.

         Mr. Howard was elected to the Board of Directors of the Company in September 1997. Mr. Howard is a Managing Director of Credit Suisse First Boston LLC ("CSFB"). He has been with CSFB and its predecessor companies since 1986. Prior to 1986, Mr. Howard worked with the James River Corporation and the Dixie Products Group of American Can Company.

         Mr. Oresman has served on the Board of Directors of the Company since 1981. He was Executive Vice President and General Counsel of Paramount Communications, Inc., a publishing and entertainment company, from December 1983 until his retirement in March 1994. Prior to December 1983, Mr. Oresman was engaged in the practice of law as a partner of Simpson Thacher & Bartlett where he is now Of Counsel.

         Mr. Silverstein has served on the Board of Directors of the Company since 1975. He has been engaged in the practice of law at Silverstein and Mullens, a division of Buchanan Ingersoll, in Washington, D.C., for over 40 years. Mr. Silverstein also serves as Vice President and Director of Tax Management, Inc., a wholly owned subsidiary of BNA, Inc., and a director of Chevy Chase Federal Savings Bank. He is a former Vice Chairman and currently an active honorary trustee of the John F. Kennedy Center for the Performing Arts, Past President of the Alliance Francaise of Washington, formerly President and currently a director of the National Symphony Orchestra Association, Treasurer of the Madison Council of the Library of Congress and President, French-American Cultural Foundation.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

         The Board of Directors held four meetings during fiscal 2003, at all but one of which every director was in attendance. The Board of Directors has two Committees, a Compensation Committee and an Audit Committee. Each committee is comprised solely of non-employee directors, namely, Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein.

         The Compensation Committee of the Board of Directors reviews remuneration levels for executive officers of the Company, reviews significant employee benefit programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Compensation Committee held two meetings in fiscal 2003 which were attended by all of the members of that committee. Mr. Oresman is the chairman of the Compensation Committee.

         The Audit Committee of the Board of Directors recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any significant accounting changes made or contemplated, the effectiveness and efficiency of the Company's internal accounting staff and generally is responsible for all the matters as described in the Audit Committee's Charter. In addition, the Audit Committee meets periodically with the Company's Internal Audit staff with respect to internal control issues generally. The Audit Committee held five meetings in fiscal 2003 which were attended by all the members of that committee. Mr. Howard is the chairman of the Audit Committee.

                              DIRECTOR COMPENSATION

         No executive officer of the Company receives any additional compensation for serving the Company as a member of the Board of Directors or any of its committees. In fiscal 2003, Directors who were not employees of the Company received a fee of $3,000 for each Board meeting attended and $1,000 for each committee meeting attended. In addition, non-employee Directors are eligible to receive stock awards under the 1996 Stock Incentive Plan, as amended. To date, Ms. Hayes Adame and Messrs., Howard, Oresman and Silverstein have each been awarded options to purchase 8,000 shares of the Company's Common Stock under that plan. Of these, options for the purchase of 2,000 shares were immediately vested when granted in calendar 1998 and expire in calendar year 2003. The remaining options that have been granted to date to the four non-employee directors vest in one-third increments on each of the first three anniversaries following the grant date, expire after ten years and have an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of grant.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing and shall not otherwise be deemed filed under such acts.

         The Audit Committee, which operates under a written charter adopted by the Company's Board of Directors, consists of the following members of the
Board: Margaret Hayes Adame, Alan H. Howard, Donald Oresman and Leonard L. Silverstein. Each member of the Audit Committee meets the independence and experience requirements of the New York Stock Exchange as currently in effect.

         The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 31, 2003 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

         Based on the Audit Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2004.

         Members of the Audit Committee:

         Margaret Hayes Adame
         Alan H. Howard
         Donald Oresman
         Leonard L. Silverstein

         FISCAL 2003 AUDIT FIRM FEE SUMMARY

         Audit Fees

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended January 31, 2003 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $511,000.

         Financial Information Systems Design and Implementation Fees

         No fees were billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2003.

         All Other Fees

         The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services describe above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended January 31, 2003 were $158,000.

             PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP to be the Company's independent accountants for the year ending January 31, 2004, subject to ratification of such appointment by the Company's shareholders. PricewaterhouseCoopers LLP has served as the Company's independent accountants since fiscal year 1977. If the appointment of PricewaterhouseCoopers LLP is not approved by the shareholders, or PricewaterhouseCoopers LLP ceases to act as the Company's independent accountants, or the Board of Directors removes PricewaterhouseCoopers LLP as the Company's independent accountants, the Board, upon the recommendation of the Audit Committee, will appoint other independent accountants subject to shareholder ratification.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the federal securities laws, the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), are required to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Executive officers, directors and 10% Stockholders of the Company are required by law to furnish the Company with copies of all forms so filed. Based solely on review of copies of such forms received or written representations that no other reports were required, the Company believes that, during the last fiscal year, its executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them with respect to their beneficial ownership of Capital Stock, except that Mr. Cote and Ms. Phalen each inadvertently made untimely filings of two reports involving two transactions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has an agreement with Mr. Cote that provides for the continuation of his then applicable annual base salary paid bi-weekly for 24 months following Mr. Cote's termination of employment within two years after a change in control (defined as the acquisition by a person or group of more than 50% of the combined aggregate voting power represented by the Company's then outstanding shares; or certain mergers and asset sales; or a liquidation or dissolution), except that nothing is due if his termination is because of his death, disability or for cause.

         In fiscal 1996, the Company entered into an agreement with a trust which, at that time, owned an insurance policy issued on the lives of the Gedalio Grinberg and his spouse. The insurance policy provides for a death benefit of $27 million. The trustees of the trust are the three children of Mr.
G. Grinberg and his spouse, namely, Efraim Grinberg, Alexander Grinberg, and Miriam Phalen. Under the agreement, the trust assigned the insurance policy to the Company as collateral to secure repayment by the trust of interest free loans made by the Company to the trust in amounts equal to the premiums on the insurance policy (approximately $740,000 per annum). The agreement required the trust to repay the loans from the death benefit proceeds of the policy. At January 31, 2003 the Company had loaned the trust $5,186,860 under this agreement. On April 4, 2003, the agreement was amended and restated to transfer the policy (which at that time had a cash surrender value of $4,595,591) from the trust to the Company in partial repayment of the then outstanding loan balance which, as of that date, was reduced to $591,269.

         See "Compensation Committee Interlocks and Insider Participation" for information regarding certain business relationships between the Company and Mr. Silverstein's law firm.

                               EXECUTIVE OFFICERS

         For detailed information concerning Richard Cote, Gedalio Grinberg and Efraim Grinberg, see the listing for each under the heading "Election of Directors" above. The names of the other executive officers of the Company (and their respective ages as of the filing date of this report) are set forth below together with the positions held by each during the past five years.

       NAME                           AGE                      POSITION
       ----                           ---                      --------
Eugene J. Karpovich                   56         Senior Vice President and Chief
                                                 Financial Officer

Frank V. Kimick                       36         Vice  President, Treasurer and Assistant
                                                 Secretary

Timothy F. Michno                     46         Secretary and General Counsel

         Mr. Karpovich joined the Company in 1998 as CFO for the Movado brand. From 2000 to 2001 he was Vice President-Financial Planning for the Company. He was promoted to Senior Vice President and Chief Financial Officer in October 2001. Before joining the Company, Mr. Karpovich had been the CFO of the watch company Wittnauer International, Inc., a subsidiary of Westinghouse Electric Corporation, Inc., where he was employed for 23 years.

         Mr. Kimick joined the Company in 1996 as Assistant Treasurer and in May 2001 was promoted to Vice President - Treasurer. Mr. Kimick is responsible for worldwide treasury operations, banking relationships and all aspects of cash and risk management. Before joining the Company, Mr. Kimick had been the Treasurer for Sunshine Biscuits, Inc. and held several treasury and consulting positions at other organizations.

         Mr. Michno joined the Company in April 1992 and since then has served as its Secretary and General Counsel. He has been engaged in the practice of law for the past 20 years, immediately prior to joining the Company and since 1986, as an associate at the New York firm of Chadbourne & Parke. From 1988 to 1991 he served as a resident outside counsel to Fortune Brands, Inc. (formerly known as American Brands, Inc.), a consumer products company.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as such as of the end of the Company's last fiscal year (collectively, the "Named Executive Officers") during fiscal 2003, 2002, and 2001 (each fiscal year ending January
31) for services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term Compensation
                                                    Annual  Compensation                 Awards
                                          --------------------------------------   ----------------------------
                                                                                   Restricted        Number of
                                                                    Other Annual      Stock          Securities       All Other
       Name and                                                     Compensation      Awards         Underlying     Compensation
  Principal Position              Year   Salary ($)   Bonus ($)         ($)           ($)(1)         Options (#)         ($)
--------------------------------------------------------------------------------------------------------------------------------
Efraim Grinberg                   2003    778,847      200,000           -            11,077                0        108,386 (3)
  President and Chief Executive   2002    760,866      150,000           -            12,323          400,000 (2)    108,850
  Officer                         2001    640,483      400,000           -            10,638                0         95,202

Gedalio Grinberg                  2003    675,000      150,000           -                 0                0        438,580 (4)
  Chairman of the Board           2002    650,000      100,000           -             1,000                0        430,352
                                  2001    650,000      250,000           -             1,000                0        349,762

Richard Cote                      2003    415,385      200,000           -             5,908                0         43,400 (6)
  Executive Vice President        2002    400,000      120,000 (5)       -            41,023          240,000 (2)     43,400
  Chief Operating Officer         2001    400,000      300,000           -             7,037           30,000         45,889

Eugene J. Karpovich               2003    207,693       65,000           -             1,354           15,000         13,400 (7)
  Senior Vice President           2002    165,742       40,000 (5)       -            12,971            5,000         12,211
  And Chief Financial Officer     2001    152,981       50,000           -             1,272            2,500         10,894

Timothy F. Michno                 2003    221,385       45,000           -             1,720            5,000         14,150 (8)
  Secretary and                   2002    208,000       35,000           -             1,664            5,000         13,800
  General Counsel                 2001    208,000       62,000           -             1,664            4,500         13,800

-----------------

(1) At January 31, 2003 the aggregate number of shares of restricted stock held by each of the Named Executive Officers and the aggregate value thereof (based on the closing price of the Company's Common Stock as of January 31, 2003) were as follows: Mr. G. Grinberg: none; Mr. E.
         Grinberg: 1,632.89 shares, $29,947; Mr. Cote: 2,305.91 shares, $42,290;
         Mr. Karpovich: 732.80 shares, $13,440; and Mr. Michno: 241.82 shares, $4,435. All of such shares are phantom stock units ("Stock Units") granted under the Company's Deferred Compensation Plan for Executives ("Deferred Compensation Plan") except for 538 shares which Mr. Karpovich elected to receive in lieu of 20% of the cash bonus that otherwise would have been paid to him in respect of fiscal 2002 ("Bonus Stock"). Dividends were and are payable on the Bonus Stock which became unrestricted April 15, 2003. The Stock Units vest 20% at the end of each calendar year beginning in the calendar year in which awarded, except that, for participants 65 years or older, vesting is 100% at the end of the calendar year in which awarded, and except that 1,469.81 of the Stock Units held by Mr. Cote were vested when credited to his account as a result of his election, made in accordance with the terms of the Deferred Compensation Plan, to receive Stock Units equal in number to the shares he would have received in lieu of 20% of the cash bonus that otherwise would have been paid to him in respect of fiscal 2002. Those 1,469.81 Stock Units became unrestricted on April 15, 2003. Mr. E. Grinberg was awarded 945.94, 907.56 and 756.04 Stock Units in calendar years 2000, 2001 and 2002, respectively. Mr. Cote was awarded 559.03, 479.91 and
         403.22 Stock Units in calendar years 2000, 2001 and 2002, respectively. Mr. Karpovich was awarded 117.63, 98.15 and 100.12 Stock Units in calendar years 2000, 2001 and 2002, respectively. Mr. Michno was awarded 169.95, 120.20, and 106.15 Stock Units in calendar years 2000, 2001 and 2002, respectively. No dividends accrue in respect of the Stock Units.

(2) All the options granted to Mr. E. Grinberg and Mr. Cote in fiscal 2002 were granted March, 16 2001 subject to shareholder approval of amendments to the Company's 1996 Stock Incentive Plan, which were approved at the 2001 annual meeting. The exercise price for one quarter of those options was set at the market price for the Common Stock on the grant date with the balance of those options exercisable at prices between 20% and 50% more than the grant date market price. The options vest in one third increments on each of the first three anniversaries of the grant date and represent the total expected to be granted to them until fiscal 2006.

(3) Includes a $3,400 matching contribution made by the Company in respect of fiscal 2003 for the account of Mr. E. Grinberg pursuant to the Company's Employee Savings and Investment Plan ("401(k) Plan"). Also includes a matching cash contribution of $60,000 and a non-cash contribution of 756.04 Stock Units valued at $15,000 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2003 to his account under the Company's Deferred Compensation Plan. Also includes $29,986 in total annual premiums paid in respect of certain life insurance policies purchased for Mr. E. Grinberg by the Company. Under his arrangement with the Company, Mr. E. Grinberg is entitled to the cash surrender value in respect of certain of these life insurance policies and his beneficiary is entitled to the applicable benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under such policies.

(4) Includes $228,180 in total annual premiums paid in respect of certain life insurance policies and one travel accident policy purchased for Mr. G. Grinberg by the Company. Under his arrangement with the Company, Mr. G. Grinberg is entitled to the cash surrender value under these life insurance policies and his beneficiary is entitled to the applicable benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under such policies. Also includes a $3,400 matching contribution made by the Company in respect of fiscal 2003 for the account of Mr. G. Grinberg pursuant to the Company's 401(k) Plan. Also includes $142,000 accrued by the Company in respect of a Death and Disability Benefit Plan agreement with Mr. G. Grinberg. See "Contract with Chairman" below. Also includes a matching cash contribution of $52,000 and a non-cash contribution of 655.24 Stock Units valued at $13,000 (based on the closing prices of the Company's Common Stock on the grant dates) made by the Company for fiscal 2003 to Mr. G. Grinberg's account pursuant the Company's Deferred Compensation Plan.

 (5) Mr. Cote and Mr. Karpovich each elected to receive, in lieu of 20% of the cash bonus that otherwise would have been awarded for fiscal 2002, restricted stock which is reported under the "Restricted Stock Awards" column.

 (6) Includes a $3,400 matching contribution made by the Company in respect of fiscal 2003 for the account of Mr. Cote pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $32,000 and a non-cash contribution of 403.22 Stock Units valued at $8,000 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2003 to his account under the Company's Deferred Compensation Plan.

 (7) Includes a $3,400 matching cash contribution made by the Company in respect of fiscal 2003 for the account of Mr. Karpovich pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $8,000 and a non-cash contribution of 100.12 Stock Units valued at $2,000 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2003 to his account under the Company's Deferred Compensation Plan.

(8) Includes a $3,400 matching contribution made by the Company in respect of fiscal 2003 for the account of Mr. Michno pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $8,600 and a non-cash contribution of 106.15 Stock Units valued at $2,150 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2003 to his account under the Company's Deferred Compensation Plan.

CONTRACT WITH CHAIRMAN

         Under a Death and Disability Benefit Plan Agreement with Mr. G. Grinberg, dated September 23, 1994, in the event of Mr. Gedalio Grinberg's death or disability while employed by the Company, the Company will pay to his spouse, if she is then living, an annual benefit equal, as of fiscal 2003, to $351,500 (increased October 1 each year by an amount equal to two percent of the benefit that would have been payable in the prior year). Benefits are payable for the lesser of 10 years or the life of Mr. Grinberg's spouse, and are payable only from the general assets of the Company. Neither Mr. Grinberg nor his spouse may assign the Agreement or any of the benefits payable thereunder and none of the benefits are payable to the estates or any of the heirs of Mr. Grinberg or his spouse.

         The Agreement provides that it automatically terminates in the event of the termination of Mr. Grinberg's employment with the Company for any reason other than his death or disability and further provides that it is not to be considered a contract of employment. For purposes of the Agreement "disability" means the inability of Mr. Grinberg to perform the duties pertaining to his job because of accident, sickness or other illness as determined by a majority of disinterested directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee was at all times during fiscal year 2003 comprised entirely of Directors who at no time were executive officers or employees of the Company. The Compensation Committee for fiscal year 2003 was comprised of Margaret Hayes Adame, Alan H. Howard, Donald Oresman and Leonard L. Silverstein. Mr. Silverstein is a partner at the law firm of Silverstein & Mullens, a division of Buchanan & Ingersoll, P.C. That firm rendered legal services to the Company during fiscal 2003. No executive officer of the Company has ever served as a member of the board of directors or compensation committee of any company whose executive officers include a member of the Board of Directors or the Compensation Committee.

FISCAL 2003 STOCK OPTION GRANTS

         The following table provides certain information regarding grants of stock options made during fiscal 2003 to the Named Executive Officers pursuant to the Company's 1996 Stock Incentive Plan. Each such option granted in fiscal 2003 becomes exercisable with respect to one-third of the underlying shares subject thereto on each anniversary of the date of grant thus becoming fully exercisable on the third such anniversary.

                                                                                                         GRANT
                                         INDIVIDUAL GRANTS                                           DATE VALUE (1)
                           ---------------------------------------------------------------------     --------------

                                                % OF
                                                TOTAL
                            NUMBER OF         NUMBER OF
                           SECURITIES        SECURITIES
                           UNDERLYING        UNDERLYING
                            OPTIONS       OPTIONS GRANTED    EXERCISE OR BASE                          GRANT DATE
                            GRANTED       TO EMPLOYEES IN          PRICE            EXPIRATION       PRESENT VALUE
      NAME                    (#)           FISCAL YEAR           ($/SH)               DATE                ($)
-----------------          ----------     ---------------    ----------------     --------------     -------------
Gedalio Grinberg               0                 0                   -                  -                   0

Efraim Grinberg                0                 0                   -                  -                   0

Richard Cote                   0                 0                   -                  -                   0

Eugene Karpovich             7,500              2.97               19.47          March 11, 2012         76,500
                             7,500              2.97               25.00          March 11, 2012         67,125

Timothy F. Michno            2,500              1.00               19.47          March 11, 2012         25,500
                             2,500              1.00               25.00          March 11, 2012         22,375

         (1) The grant date present values set forth in the foregoing table were arrived at using the Black-Scholes option pricing model based on the following assumptions: volatility of 46% based on weekly closing prices of the underlying Common Stock for the period ending January 31, 2003; a risk free rate of return equal to 5.38% based on the yield on a U.S. Government Zero Coupon Bond with a maturity equal to the expected term of the option prior to exercise (i.e. 7 years); a dividend yield of 0.62%; and a grant date of March 11, 2002. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontransferability or vesting over a period of three years. The dollar amounts under this column are the result of calculations using a certain option pricing model based on the foregoing assumptions and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
VALUES

The following table sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year and the fiscal year-end value of shares of Common Stock represented by unexercised stock options held by each of the Named Executive Officers as of January 31, 2003.

                                                            NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                     SHARES                      UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS
                                    ACQUIRED      VALUE            FISCAL YEAR END (#)              AT FISCAL YEAR END ($)
                                   ON EXERCISE   REALIZED          -------------------              ----------------------
           NAME                        (#)         ($)       EXERCISABLE    UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
           ----                        ---         ---       -----------    -------------       -----------        -------------
Gedalio Grinberg............              0            0              0                0                  0                   0

Efraim Grinberg.............              0            0        415,836          296,664          1,897,379             336,006

Richard Cote................              0            0        212,000          258,000            218,880             378,720

Eugene J. Karpovich.........              0            0          5,967           21,033             16,441              18,061

Timothy F. Michno...........          2,250       26,010          8,455           12,733             30,573              29,869

EQUITY COMPENSATION PLAN INFORMATION

         The table below sets forth information with respect to shares of Common Stock that may be issued under the Company's equity compensation plans as of January 31, 2003.

                                                                                                  Number of securities
                                                                                                 Remaining Available For
                                       Number of Securities to be        Weighted-Average        Future Issuance Under
                                        Issued Upon Exercise Of         Exercise Price of         Equity Compensation
                                      Outstanding Options, Warrants    Outstanding Options,     Plans(Excluding securities
Plan category                                 and Rights                Warrants and Rights      Reflected in Column (a))
-------------                         -----------------------------    --------------------     --------------------------
                                                 (a)                           (b)                        (c)
Equity compensation plans
   approved by security
   holders (1).................                2,265,569 (2)                   $17.4996 (3)               601,911 (4)

Equity compensation plans
   not approved by
security holders (5)...........                   25,809                 Not applicable            Not applicable (5)
                                               ---------                 --------------            --------------

Total..........................                2,291,378                       $17.4996                   601,911

--------------------
(1)      Includes the 1996 Stock Incentive Plan and the Deferred Compensation
         Plan.

(2) Includes 2,231,315 options outstanding under 1996 Stock Incentive Plan and 34,254 phantom stock units issuable as 34,254 shares of Common Stock under the Deferred Compensation Plan.

(3) Weighted average exercise price of options outstanding under the 1996 Stock Incentive Plan.

(4) Includes 584,747 shares available for issuance under the 1996 Stock Incentive Plan as options and other share based awards, and 17,164 shares available for issuance under the Deferred Compensation Plan.

(5) Includes the Stock Bonus Plan described in Note 11 to the Company's consolidated financial statements included in the Company's Form 10-K filed for the year ended January 31, 2003. Although there is no specified limit on the number of securities that may be issued under the Stock Bonus Plan, participation is limited only to Company employees who are not eligible to participate in the Deferred Compensation Plan, and the Board of Directors has limited total annual grants under the plan to a number of shares equal in value to up to 1% of the annual base salary of all participants. Since plan inception, that number has averaged 7,594 shares annually. Consequently, relatively few shares have been, or are expected to be, issued under the Stock Bonus Plan. All shares granted under the plan vest five years after grant date or upon the participant's attaining age 65, if sooner.

                          COMPENSATION COMMITTEE REPORT

General

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving the Company's compensation policies affecting senior management, reviewing significant employee benefit programs and reviewing and administering the Company's 1996 Stock Incentive Plan. The Committee is comprised of Ms. Margaret Hayes Adame, Mr. Donald Oresman, Mr. Leonard L. Silverstein and Mr. Alan H. Howard, all of whom are non-employee members of the Board.

         The compensation policies established by the Company and which were in effect during fiscal year 2003 are designed to enable the Company to attract, retain, motivate and appropriately reward a group of highly qualified individuals who are expected to contribute to the Company's continued success. The Committee believes that the relevant market for executive and management level talent includes not only those companies comprising its Industry Peer Group but also other companies engaged in other business activities in other industries. The three primary components of executive compensation are salary, cash bonuses and stock based awards, including stock options and stock grants. The Committee reviews each component of executive compensation on an annual basis.

         To assist the Committee in its evaluation and approval of the Company's compensation policies for fiscal 2003, the Committee analyzed historic compensation data relative to the Company's executive and mid-level management and reviewed an analysis of option plan provisions regarding vesting and exercise periods prepared by a recognized compensation consulting firm. That analysis compared those provisions in the Company's stock incentive plan with the same provisions contained in similar plans that have been adopted by other publicly traded companies.

Base Salaries

         Base salary levels for members of the Company's senior management team are reviewed by the Committee in light of the Committee's assessment of the responsibilities relative to the position under consideration, as well as each individual's background, training, experience and by reference to the competitive marketplace for comparable talent. Annual increases in base salary levels, if warranted, are reviewed with reference to the executive officer's performance and the performance of the Company as a whole. Executive performance is evaluated by the Committee by reference to the extent to which specific individual and departmental goals and objectives are met. These goals and objectives vary from department to department and, within any single department, from individual to individual. Corporate performance is measured by the Committee by reference to the Company's achievement of pre-tax profit goals and other financial performance targets set at the beginning of the fiscal year. For fiscal 2003, the Committee accepted the Company's recommendation to not implement a general increase in base salary levels above fiscal 2002 levels.

Cash Bonuses

         Cash bonuses, the second key component of executive compensation, are intended to provide incentives to senior management in the short term to achieve certain operating results, which are generally determined at the beginning of the fiscal year and, typically, tied to net income results. By thus placing a significant percentage of each executive officer's compensation at risk, this approach creates a direct incentive for executive officers to achieve desired performance goals. Certain mid-level managers are also eligible to receive bonuses, which are used as an additional, incentive-based element of compensation dependent on corporate performance and individual merit.

         Based on the Company's overall performance in fiscal 2003 and the extent to which it achieved its key operating results, the Committee authorized funding of the bonus pool at a 60% level for the fiscal year and the payment of individual bonus amounts in line with the achievement of those corporate results. Individual bonus amounts were also determined by reference to subjective criteria and the extent to which individual performance objectives were achieved.

Equity Based Plans

         Equity participation is the third key element of the Company's executive compensation program and is afforded to executive officers and certain employees primarily through stock options and/or other stock based awards granted under the Company's 1996 Stock Incentive Plan (the "Incentive Plan"). In addition to the Incentive Plan, equity participation is also afforded to executives and certain key employees who participate in the Company's Deferred Compensation Plan as well as to all other employees, not eligible to participate in the Deferred Compensation Plan through the Company's Employee Stock Bonus Plan, adopted in fiscal 1999 ("Stock Bonus Plan").

         Options, and to a lesser extent stock awards, have been awarded under the Incentive Plan on the basis of the position held by the grantee, contributions already made by the person meriting recognition and, more importantly, the Company's expectations of the contribution the person will make over the long term to the Company's growth. All options granted under the Incentive Plan have an exercise price equal to or greater than the market value of the stock on the date of grant. In fiscal 2003, approximately 43% of all stock options granted had an exercise price more than 22% above the grant date market value. Stock options granted under the Incentive Plan generally vest yearly over three or five years and expire ten years from the date of grant. In addition, almost all shares of Common Stock granted under the Incentive Plan are subject to vesting requirements. Thus, option and stock grants are designed to retain executive officers and enhance shareholder value by aligning the financial interests of each executive officer or other key employee with the interests of the Company's shareholders over the long term.

         Under the Deferred Compensation Plan, participants' salary deferrals, up to either five or ten percent of base salary, are fully matched by the Company. Eighty percent of the match is in the form of cash and twenty percent is in the form of rights to Common Stock representing the number of shares (including fractional shares) of Common Stock that such twenty percent portion of the matching contribution could purchase based on the closing price of the Common Stock at the end of the calendar quarter in which the contribution is made. Vesting in Company matching contributions is 20% per year. Distributions are made beginning in January following termination of the participant's employment and are in ten annual installments unless the Company determines to make them in a lump sum.

         Under the terms of the Stock Bonus Plan, the Company determines after the end of each fiscal year, depending on financial performance and subject to Compensation Committee and Board approval, whether to make a contribution of shares to the plan from its treasury shares, up to an amount equivalent in value to up to 1% of the total base salaries of all participants in the plan. For fiscal 2003 the Company contributed 5,791 shares to the plan representing one half of one percent (0.5%) of total base salaries of all plan participants. Each participant vests in 100% of their pro-rata portion (based on salary) of such contribution after five years or upon attaining retirement age if sooner. All distributions to plan participants are in the form of shares of Common Stock of the Company, with cash payments for any fractional share amounts.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR FISCAL 2003

         The compensation paid to the Company's Chief Executive Officer ("CEO") in fiscal 2003 consisted primarily of salary and bonus. No options or other stock awards under the Incentive Plan were granted to the CEO last year.

         In accordance with the Committee's determination to accept the Company's recommendation to not implement any general increase in base salary levels, the CEO's annual salary for fiscal 2003 was not increased above the annual base salary amount paid the previous year (although because there were 27 pay periods in fiscal 2003 as compared to 26 in the prior year there was a slight absolute increase).

         The bonus paid to the CEO for fiscal 2003 was approved by the Committee based upon its assessment of the CEO's individual performance and the profitable performance of the Company, including the attainment of key performance measures despite continued general economic weakness. The performance measures used by the Committee in making its determination were, primarily, continued positive cash flow, reduction of operating expenses, maintenance of strong gross margin and achievement of significant sales and net income results.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the CEO and the four other most highly compensated executive officers of the Company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's 2001 Executive Performance Plan which was adopted in fiscal 2002 is structured such that annual incentive bonuses and long-term equity-based compensation paid thereunder for the Company's most senior executives should constitute qualifying performance-based compensation under Section 162(m). However, the Compensation Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deduction under Section 162(m). Moreover, the Compensation Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Compensation Committee's business judgment such award would be in the best interest of the Company.

                                               COMPENSATION COMMITTEE

                                               Margaret Hayes Adame
                                               Alan H. Howard
                                               Donald Oresman
                                               Leonard L. Silverstein

PERFORMANCE GRAPH

         The performance graph set forth below compares the cumulative total shareholder return of the Company's Common Stock for the last five fiscal years through the fiscal year ended January 31, 2003 with that of the Broad Market (CRSP Total Return Index for the NYSE Stock Market) and a peer group index comprised of the following five companies: Swiss Army Brands, Inc., Fossil Inc., Gucci Group NV, Tiffany & Co. and Friedmans Inc. (the "peer group"). Data for Swiss Army Brands, Inc. is included through August 28, 2002, the last date its stock traded publicly. The returns of each company in the peer group index have been weighted according to the respective issuer's stock market capitalization. Each graph assumes an initial investment of $100 on January 30, 1998 and the reinvestment of dividends (where applicable).


                              [PERFORMANCE GRAPH]

                                     Legend

Symbol        CRSP Total Returns Index for:     01/1998  01/1999  01/2000  01/2001  01/2002  01/2003
------        -----------------------------     -------  -------  -------  -------  -------  -------
________  -   Movado Group, Inc.                 100.0    118.7     89.0     65.6     84.3     87.9

-- -- --  *   NYSE Stock Market (US Companies)   100.0    121.0    125.2    138.0    124.2    100.6

--------  +   Self-Determined Peer Group         100.0    162.2    286.7    270.3    272.3    253.5

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         The Company's By-Laws set forth procedures requiring that any shareholder wishing to bring business before an annual meeting of shareholders, including the nomination of candidates to the Board of Directors, give timely written notice to the Secretary of the Company. To be timely such notice must be delivered personally or mailed to and received at the Company's principal executive offices not less than 60 or more than 90 days before the annual meeting, except that, if less than 70 days notice or prior public disclosure of the annual meeting date is given to shareholders, notice by a shareholder is timely if received not later than the close of business on the 10th day after the date notice of the annual meeting was mailed or public disclosure thereof was made.

         Shareholders' proposals intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company no later than January 23, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

         The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not theretofore revoked in accordance with their best judgment.

         Upon the written request of any record holder or beneficial owner of Common Stock or Class A Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended January 31, 2003, as filed with the Securities and Exchange Commission. Requests should be directed to Frank Kimick, Treasurer, Movado Group, Inc., 650 From Road, Paramus, New Jersey 07652.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Timothy F. Michno
                                             Secretary and General Counsel

Paramus, New Jersey
May 22, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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            MOVADO GROUP, INC.                  NOTICE OF ANNUAL MEETING OF
    650 FROM ROAD, PARAMUS, NJ 07652       SHAREHOLDERS TO BE HELD JUNE 18, 2003

    Dear Shareholder:

    The Annual Meeting of Shareholders of Movado Group, Inc. will be held at 10:00 a.m. on Wednesday, June 18, 2003, at the Company's executive offices, 650 From Road, Paramus, NJ, for the following purposes:

         1. To elect seven directors to the Board of Directors.

         2. To ratify selection of independent public accountants.

    Only holders of Common Stock and Class A Common Stock of Movado Group, Inc. of record at the close of business on May 9, 2003 will be entitled to vote at the meeting or any adjournment thereof.

    TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY/VOTING INSTRUCTION CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                              BY ORDER OF THE BOARD OF DIRECTORS

    May 23, 2003                              TIMOTHY F. MICHNO
                                              General Counsel and Secretary

                           - DETACH PROXY CARD HERE -

--------------------------------------------------------------------------------

    Please Sign, Date and Return                      [X]
[ ] the Proxy Promptly Using the            Votes MUST be indicated
    Enclosed Envelope.                      (x) in Black or Blue ink.

 1. Election of Directors

    FOR all nominees       WITHHOLD AUTHORITY to vote          *EXCEPTIONS  [ ]
    listed below      [ ]  for all nominees listed below  [ ]

 Nominees: Gedalio Grinberg, Efraim Grinberg, Margaret Hayes-Adame, Richard
           Cote, Alan H. Howard, Donald Oresman and Leonard L. Silverstein

 *Exceptions ___________________________________________________________________
 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED.

                                                           FOR  AGAINST  ABSTAIN
 2. To ratify and approve the selection by the Board of
    Directors of Pricewaterhouse Coopers LLP as            [ ]    [ ]      [ ]
    independent public accountants for the Company for the fiscal year ending January 31, 2004.

 To change your address, please mark this box.             [ ]

 If you plan to attend the meeting, please mark this box.  [ ]

 In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

    -----------
     SCAN LINE
    -----------

    The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

  Date     Share Owner sign here      Co-Owner sign here
-------    ---------------------      ------------------

-------    ---------------------      ------------------

--------------------------------------------------------------------------------

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    MOVADO GROUP, INC.                         PROXY/VOTING INSTRUCTION CARD
    ------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           MOVADO GROUP, INC. FOR THE ANNUAL MEETING ON JUNE 18, 2003

         The undersigned appoints Timothy F. Michno and Frank Kimick, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Movado Group, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on June 18, 2003, and at any adjournment or postponement thereof, as indicated on the reverse side.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

                                    MOVADO GROUP, INC.
                                    P.O. BOX 11346
                                    NEW YORK, N.Y. 10203-0346

            (Continued, and to be signed and dated on reverse side.)

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